                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           REPEATER TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                      77-0535658
----------------------------------------                  -------------------
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification no.)


1150 Morse Avenue, Sunnyvale, CA                                 94089
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(Address of principal executive offices)                       (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ](1)

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. [X](1)


Securities Act registration statement number to which this form relates:
                                                                    333-31266
                                                                 ---------------
                                                                 (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
                         ------------------------------
                                (Title of Class)

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(1)  Effective September 2, 1997, if a class of securities is currently being registered under the Securities Act, the Form 8-A AUTOMATICALLY becomes effective upon the later of the filing of the Form 8-A or the effectiveness of the Securities Act registration relating to the class of securities. Acceleration requests are NO LONGER REQUIRED for Form 8-A and no effectiveness orders will be issued.


                                       1.
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 56 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No. 333-31266 (the "Registration Statement"), first filed with the Securities and Exchange Commission (the "Commission") on February 28, 2000 and is incorporated herein by reference.

ITEM 2. EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
3.1+         Amended and Restated Certificate of Incorporation of the Registrant.

3.2+         Form of Amended and Restated Certificate of Incorporation of the
             Registrant to be filed upon the closing of the offering made pursuant to the Registration Statement.

3.3+         Bylaws of the Registrant, as currently in effect.

4.1+         Specimen Common Stock Certificate.

4.2+         Amended and Restated Preferred Stock Purchase Warrant, dated August
             6, 1997, issued to Lighthouse Capital Partners II, L.P.

4.3+         Warrant to Purchase Shares of Series DD Preferred Stock of Repeater
             Technologies, Inc., dated January 25, 1999, issued to Phoenix
             Leasing Incorporated.

4.4+         Stock Subscription Warrant to Purchase Series DD Preferred Stock of
             Repeater Technologies, Inc., dated July 8, 1999, issued to TBCC
             Funding Trust II.

4.5+         Seventh Amended and Restated Investors' Rights Agreement, dated
             July 11, 2000.

4.6+         Form of Warrant to Purchase Shares of Series EE Preferred Stock.

-------------------
+ Previously filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.


                                       2.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       REPEATER TECHNOLOGIES, INC.
                                       -----------------------------------------
                                       (Registrant)


Date: August 3, 2000                   By: /s/ KENNETH L. KENITZER
                                           -------------------------------------
                                                    Kenneth L. Kenitzer
                                           President and Chief Executive Officer



                                       3.
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
3.1+         Amended and Restated Certificate of Incorporation of the Registrant.

3.2+         Form of Amended and Restated Certificate of Incorporation of the
             Registrant to be filed upon the closing of the offering made pursuant to the Registration Statement.

3.3+         Bylaws of the Registrant, as currently in effect.

4.1+         Specimen Common Stock Certificate.

4.2+         Amended and Restated Preferred Stock Purchase Warrant, dated August
             6, 1997, issued to Lighthouse Capital Partners II, L.P.

4.3+         Warrant to Purchase Shares of Series DD Preferred Stock of Repeater
             Technologies, Inc., dated January 25, 1999, issued to Phoenix
             Leasing Incorporated.

4.4+         Stock Subscription Warrant to Purchase Series DD Preferred Stock of
             Repeater Technologies, Inc., dated July 8, 1999, issued to TBCC
             Funding Trust II.

4.5+         Seventh Amended and Restated Investors' Rights Agreement, dated
             July 11, 2000.

4.6+         Form of Warrant to Purchase Shares of Series EE Preferred Stock.

-------------------
+ Previously filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.